Exhibit 99.1

Atlantic Power Corporation Announces Launch by Atlantic Power Limited Partnership of Syndication of New Senior Secured Credit Facilities

BOSTON, Jan. 30, 2014 /PRNewswire/ — Atlantic Power Corporation (TSX: ATP; NYSE: AT) (the “Company”), today announced that, as part of the Company’s ongoing plans to address its upcoming debt maturities and improve its financial flexibility, Atlantic Power Limited Partnership (“APLP”), a wholly-owned indirect subsidiary of the Company, launched the syndication of new senior secured credit facilities, comprising up to $600 million in aggregate principal amount of senior secured term loan facilities and up to $200 million in aggregate principal amount of senior secured revolving credit facilities (collectively, the “new credit facilities”). The Company and its subsidiaries expect to use the new credit facilities to:

•                  replace the Company’s existing US$150M senior secured revolving credit facility;

•                  fund the optional prepayment or redemption of certain outstanding debt securities issued by subsidiaries of the Company referred to below;

•                  provide for ongoing working capital needs of APLP and its subsidiaries;

•                  support APLP’s and its subsidiaries’ collateral support obligations to contract counterparties;

•                  provide for general corporate purposes of APLP and its subsidiaries;

•                  (subject to certain limitations) provide for ongoing working capital needs, general corporate purposes, and collateral support obligations to contract counterparties of Atlantic Power Generation, Inc. (“APGI”), another wholly-owned subsidiary of the Company;

•                  fund a debt service reserve, and pay transaction costs and expenses; and

•                  (upon closing) make a distribution to the Company from remaining proceeds of the term loans, which the Company may use for any corporate purpose, including, in the discretion of the Company, additional debt reduction which may, taking into account available funds, market conditions and other relevant factors, include steps to repurchase or redeem, by means of a tender offer or otherwise, a portion of the Company’s 9.0% senior unsecured notes due 2018 (the “9.0% Notes”).

The Company will optionally prepay or redeem in whole, at a price equal to par plus accrued interest and applicable make-whole premium, the following debt securities of its subsidiaries using funds that will be available under the new credit facilities:

•                  the $190,000,000 aggregate principal amount outstanding of 5.9% Senior Notes due 2014 issued by Curtis Palmer LLC; and

•                  the $150,000,000 aggregate principal amount outstanding of 5.87% Senior Guaranteed Notes, Series A, due 2015 and the $75,000,000 aggregate principal amount outstanding of 5.97% Senior Guaranteed Notes, Series B, due 2017 issued by Atlantic Power (US) GP.

The early prepayment of the Atlantic Power (US) GP securities was facilitated by the Company’s recent successful consent solicitation under which one hundred percent of the noteholders approved the issuer’s solicitation of a waiver of the prepayment notice provisions of the Note Purchase Agreement governing such securities.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, the Company indicated that by the third quarter of 2014, it may trigger certain restrictions on its ability to make dividend payments as a result of failing the fixed charge coverage ratio included in the restricted payments covenant of the indenture governing the 9.0% Notes, which must be at least 1.75 to 1.00, measured on a rolling four quarter basis, including after giving effect to certain pro forma adjustments. The Company currently believes that primarily due to the aggregate impact of the make-whole payment and charges for unamortized debt discount and fee expenses associated with the early prepayment or redemption of securities described above (all of which will be reflected as charges to the Company’s 2014 first quarter results), the Company will fail to meet the fixed charge coverage ratio as early as late February. As a consequence, further dividend payments, which are paid at the discretion of the Company’s board of directors, in the aggregate cannot exceed the covenant’s “basket” provision of the greater of $50 million and 2% of consolidated net assets (approximately $68 million at September 30, 2013) until such time that the fixed charge coverage ratio were to be satisfied.

The Company’s existing senior secured credit facilities (the “existing revolving credit facilities”) contain certain guaranties, which will be terminated in connection with the termination of the existing revolving credit facilities. In addition, the terms of the Company’s 9.0% Notes provide that the guarantors of such existing revolving credit facilities guarantee the 9.0% Notes. As a result, upon termination of the existing revolving credit facilities and the related guaranties, the guaranties under the 9.0% Notes will be cancelled and the guarantors of the 9.0% Notes will be released from all of their obligations under such guaranties.

The new credit facilities will be secured by a pledge of the equity interests in APLP and its subsidiary guarantors, guaranties from the APLP subsidiary guarantors, a pledge of certain material contracts and certain mortgages over material real estate rights, an assignment of all revenues, funds and accounts of APLP and its subsidiary guarantors, and certain other assets. The new credit facilities will not be otherwise guaranteed or secured by the Company or any of its subsidiaries (other than the APLP subsidiary guarantors).

APLP’s existing $210 million aggregate principal amount of 5.95% Medium Term Notes due June 23, 2036 (the “MTNs”) prohibit APLP (subject to certain exceptions) from granting liens over any of its assets (and those of its material subsidiaries) to secure any indebtedness, unless the MTNs are secured equally and ratably with such other indebtedness. Accordingly, in connection with the execution of the new credit facilities, APLP will grant an equal and ratable security interest in the collateral package securing the new credit facilities in favor of the trustee for the benefit of the holders of the MTNs.

The closing of the new credit facilities is subject to syndication, the conclusion of negotiations, execution of final documentation, receipt of requisite approvals and satisfaction of customary closing conditions. There can be no assurance that APLP will be successful in its syndication efforts or that APLP will be able to enter into the new credit facilities.

The Company has appointed Goldman Sachs Lending Partners LLC and Bank of America Merrill Lynch as joint lead arrangers for the new credit facilities.

Subject to the conclusion of negotiations and execution of definitive documentation, the following is a summary of certain anticipated terms of the new credit facilities.

The new credit facilities will require APLP and its subsidiary guarantors to maintain a leverage ratio of total debt to adjusted EBITDA, and an interest coverage ratio of adjusted EBITDA to cash interest expense. In addition, the new credit facilities will include customary restrictions and limitations on APLP’s and its subsidiary guarantors’ ability to (i) incur additional indebtedness, (ii) grant liens on any of their assets, (iii) change their conduct of business or enter into mergers, consolidations, reorganizations, or certain other corporate transactions, (iv) dispose of assets, (v) modify material contractual obligations, (vi) enter into affiliate transactions, (vii) incur capital expenditures, and (viii) make dividend payments or other distributions, in each case subject to customary carve-outs and exceptions and various negotiated thresholds.

If the Company experiences a change of control (as defined in the new credit facilities), unless the Company elects to make a voluntary prepayment of the term loans under the new credit facilities, it will be required to offer each electing lender to prepay such lender’s term loans under the new credit facilities at a price equal to 101% of par.

The new credit facilities will also be subject to customary mandatory prepayment provisions, including:

•                  from proceeds of assets sales, insurance proceeds, and incurrence of indebtedness, in each case subject to applicable thresholds and customary carve-outs; and

•                  using 50% of excess cash flow from APLP.

Cautionary Note Regarding Forward-looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of our Company and our projects. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters. Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•                  the successful syndication, negotiation (including the definitive terms of relevant covenants) and execution of the new credit facilities;

•                  the Company’s general expectations regarding the use of proceeds;

•                  the specific series of debt securities of the Company’s subsidiaries to be redeemed or prepaid, if at all; and

•                  the Company’s potential compliance or non-compliance with the fixed charge coverage ratio in the indenture governing the Company’s 9.0% Notes.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting our Company. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada. Atlantic Power’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices. Its power generation projects in operation have an aggregate gross electric generation capacity of approximately 3,018 MW in which its aggregate ownership interest is approximately 2,098 MW. Its current portfolio consists of interests in twenty-nine operational power generation projects across eleven states in the United States and two provinces in Canada.

Atlantic Power has a market capitalization of approximately $400 million and trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP. For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Amanda Wagemaker, Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.